EXHIBIT 99.1

CB Financial Services, Inc. Announces Quarterly Cash Dividend

CARMICHAELS, Pa., Nov. 19, 2014 (GLOBE NEWSWIRE) -- The Board of Directors of CB Financial Services, Inc. (the "Company") (Nasdaq:CBFV), the Carmichaels-based holding company for Community Bank, today declared a quarterly cash dividend of $0.21 per outstanding share of common stock to be paid on or about December 19, 2014 to stockholders of record as of the close of business on December 9, 2014.

"We are pleased to announce the payment of a quarterly cash dividend to shareholders," commented Barron P. McCune, Jr., the Company's President and Chief Executive Officer. "As part of our efforts to enhance return to our shareholders, the Board will continue to review future dividend payouts on a quarterly basis."

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its wholly owned subsidiary.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are based on current expectations, estimates and projections about the Company and its subsidiaries and management's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "believes," "estimates," and variations of such words and expressions are intended to identify forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information or otherwise.

CONTACT: Barron P. "Pat" McCune, Jr.
         President and Chief Executive Officer
         (724) 225-2400